                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference, in the Registration Statements listed below, of our report dated January 31, 2001, with respect to the consolidated financial statements of BlackRock, Inc. in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                 Registration
   Form         Statement No.                                    Description
-----------------------------------------------------------------------------------------------------------
   S-8         333-50294           The PNC Financial Services Group, Inc. Incentive Savings Plan

   S-8         333-32406           BlackRock, Inc. 1999 Stock Award and Incentive Plan, BlackRock, Inc.
                                        Amended and Restated Long-Term Deferred Compensation Plan and
                                        BlackRock International, Ltd. Amended and Restated Long-Term
                                        Deferred Compensation Plan

   S-8         333-94287           Nonemployee Directors Stock Compensation Plan


                                                                       /s/ Ernst & Young LLP

New York, NY
March 27, 2001